UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2020, the executive employment agreement, dated September 19, 2019, between Zomedica Pharmaceuticals Inc. (“ZPI”), a wholly owned subsidiary of Zomedica Corp. (the “Company”), and Stephanie Morley, the Company’s President and Chief Medical Officer, was amended effective January 1, 2021. Among other things, the amendment (i) confirms the change in Dr. Morley’s title to President and Chief Medical Officer, effective as of August 17, 2020, (ii) provides that, in lieu of a quarterly bonus, Dr. Morley will be eligible to receive an annual cash bonus of $60,000 upon the achievement of certain objectives to be established by the Company’s Chief Executive Officer prior to the beginning of each calendar year, and a pro rata portion of that bonus if her employment is subject to a Termination Without Cause on or after July 1, (iii) removes the obligation of the Company to provide Dr. Morley with an annual grant of options to acquire 500,000 common shares, and (iv) makes certain other conforming changes to reflect the foregoing. Except as described above, the terms of Dr. Morley’s executive employment agreement remain in full force and effect. Dr. Morley’s executive employment agreement, and the amendment described above, are filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description is qualified in its entirety by reference thereto.

In addition, On December 23, 2020, the executive employment agreement, dated July 1, 2017, between ZPI and Bruk Herbst, the Company’s Chief Commercial Officer, was amended effective January 1, 2021. Among other things, the amendment (i) provides that, in lieu of a quarterly bonus, Mr. Herbst will be eligible to receive an annual cash bonus of $60,000 upon the achievement of certain objectives to be established by the Company’s Chief Executive Officer prior to the beginning of each calendar year, and a pro rata portion of that bonus if his employment is subject to a Termination Without Cause on or after July 1, and (ii) makes certain other conforming changes to reflect the foregoing. Mr. Herbst’s executive employment agreement was previously amended on November 19, 2020 to increase his base salary to $225,000 and to remove his entitlement to a monthly allowance of $4,000, all effective January 1, 2021. Except as described above, the terms of Mr. Herbst’s executive employment agreement remain in full force and effect. Mr. Herbst’s executive employment agreement, and the amendments described above, are filed as Exhibit 10.2 to this Current Report on Form 8-K and the foregoing description is qualified in its entirety by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

10.1	Executive Employment Agreement, dated September 19, 2019, by and between Zomedica Pharmaceuticals Inc. and Stephanie Morley, and the amendment thereto dated December 23, 2020
10.2	Executive Employment Agreement, dated July 1, 2017, by and between Zomedica Pharmaceuticals Inc. and Bruk Herbst, and the amendments thereto dated November 19, 2020 and December 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: December 23, 2020	By: /s/ Ann Marie Cotter
Name: Ann Marie Cotter
Title: Chief Financial Officer